Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release – April 12, 2006

DATALINK REPORTS 2006 FIRST-QUARTER OPERATING RESULTS

First Quarter Sales Rise 61 Percent over the Same Period in 2005; Net Earnings Increase to $833,000 versus a Loss of $4.7 million in the Same Period in 2005

Live Webcast of Conference Call at 9:30 AM Central Time Today, April 12, 2006

MINNEAPOLIS – April 12, 2006 - Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, reported that revenues for the quarter ended March 31, 2006, rose 61 percent to $34.3 million from $21.2 million for the prior-year period.  During the first quarter of 2006 a customer accounted for 24 percent of revenues.  The company reported net earnings of $833,000, or $.08 per diluted share, compared to a net loss of $4.7 million, or $.46 per diluted share, in the 2005 first quarter.  The net loss in the first quarter of 2005 includes the previously announced non-cash charge of $3.5 million, or $.34 per diluted share, related to subleasing a portion of the company’s corporate headquarters facility.

Charlie Westling, Datalink’s President and CEO, commented, “We are very pleased to be building a track record of strong performance; first quarter sales and net earnings came in above expectations.  Datalink continues to make significant progress against its strategic initiatives to increase productivity, more effectively deliver storage solutions and professional services and strengthen its resources in key geographic locations.”

According to Westling, the company’s accomplishments included:

•                  Fourth consecutive quarter of profitability and the first profitable first quarter since 2001;

•                  Seventh consecutive quarter of year-over-year revenue growth;

•                  Solid growth in customer support business, with revenues 27 percent higher on a year-over-year basis; and

•                  A strong book of business going forward, the company’s backlog at the beginning of the second quarter was $17.5 million and is currently at $25 million.

Westling continued, “We are off to a good start for 2006, and we believe that we can continue our profitable growth for the rest of the year by executing on our key initiatives.  We remain focused on:

•                  Continuing to increase employee productivity by leveraging the investments in our field and customer support areas;

•                  Further penetrating our enterprise customer base;

•                  Targeting  high growth market segments and deploying new technologies; and

•                  Delivering greater value to customers through solutions and services.”

Outlook

For the 2006 second quarter ending June 30, 2006, Datalink expects revenues of between $32 million and $36 million, with net earnings ranging from $.03 to $.10 per diluted share. The net amounts do not reflect any income tax benefit or expense.

Webcast

A live Webcast of the Datalink first-quarter results conference call is scheduled for today, April 12, at 9:30 a.m. Central Time and can be heard via Datalink’s Website at www.datalink.com.

Datalink Corporation is an information storage architect. The company analyzes, designs, implements and supports information storage infrastructures that store, protect and provide continuous access to information. Datalink’s specialized capabilities and solutions span storage area networks, network-attached storage, direct-attached storage and IP-based storage, using industry-leading hardware, software and technical services.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated second quarter 2006, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of economic conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.

# # #

Company contacts:

Investor Relations:		Analyst Contact:
Kim Payne		Greg Barnum
Investor Relations Coordinator		Chief Financial Officer
Phone:	952-279-4794	Phone: 952-944-3462
Fax:	952-944-7869
e-mail:	einvestor@datalink.com
web site: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005

Net sales:
Products	$24,944	$13,655
Services	9,340	7,586
Total net sales	34,284	21,241

Cost of sales:
Cost of product sales	18,640	10,368
Cost of service sales	6,503	5,114
Total cost of sales	25,143	15,482
Gross profit	9,141	5,759
Operating expenses:
Sales and marketing	4,177	3,293
General and administrative	2,789	2,546
Engineering	1,469	1,128
Charge for sublease reserve	—	3,502
Amortization of intangibles	—	65
	8,435	10,534
Earnings (loss) from operations	706	(4,775)
Interest income, net	127	74
Earnings (loss) before income taxes	833	(4,701)
Income tax benefit	—	—
Net earnings (loss)	$833	$(4,701)

Net earnings (loss) per common share
Basic	$0.08	$(0.46)
Diluted	$0.08	$(0.46)
Weighted average common shares outstanding:
Basic	10,447	10,298
Diluted	10,702	10,298

DATALINK CORPORATION

BALANCE SHEETS

(In thousands)

	March 31, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$13,525	$13,434
Accounts receivable, net	21,330	18,673
Inventories	987	831
Deferred customer support contract costs	20,434	16,500
Inventories shipped but not installed	6,741	5,064
Other current assets	361	261
Total current assets	63,378	54,763
Property and equipment, net	2,410	2,476
Goodwill	5,500	5,500
Intangibles, net	—	0
Other assets	390	404
Total assets	$71,678	$63,143

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$21,659	$19,660
Accrued commissions	1,511	1,359
Accrued income taxes	51	70
Accrued sales and use tax	1,061	645
Accrued expenses, other	1,373	1,893
Sublease reserve current	389	384
Deferred revenue from customer support contracts	26,540	21,367
Total current liabilities	52,584	45,378
Deferred rent	272	289
Sublease reserve non-current	1,595	1,641
Total liabilities	54,451	47,308

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 10,541,570 and 10,404,105 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively	11	10
Additional paid-in capital	27,113	26,555
Accumulated deficit	(9,897)	(10,730)
Total stockholders’ equity	17,227	15,835
Total liabilities and stockholders’ equity	$71,678	$63,143

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005

Cash flows from operating activities:
Net earnings (loss)	$833	$(4,701)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Provision for bad debts	9	6
Depreciation	262	362
Amortization of intangibles	—	66
Deferred rent	(17)	(37)
Charge for sublease reserve	—	3,239
Amortization of sublease reserve	(41)	—
Stock compensation expense	3	17
Changes in operating assets and liabilities:
Accounts receivable	(2,666)	69
Inventories	(1,833)	(1,544)
Deferred customer support costs/revenues, net	1,239	990
Accounts payable	1,999	1,884
Accrued expenses	29	(487)
Other	(89)	(505)
Net cash used in operating activities	(272)	(641)

Cash flows from investing activities:
Purchase of property and equipment	(196)	(253)
Net cash used in investing activities	(196)	(253)

Cash flows from financing activities:
Proceeds from issuance of common stock	559	22
Net cash provided by financing activities	559	22

Increase (decrease) in cash and cash equivalents	91	(872)
Cash and cash equivalents, beginning of period	13,434	12,663
Cash and cash equivalents, end of period	$13,525	$11,791